Exhibit 32.1
Certification
I, John McDermott, hereby certify pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 that:
(1)	The Quarterly Report of Endologix, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2009 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 780(d)); and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 28, 2009	By:	/s/ John McDermott
John McDermott
President and Chief Executive Officer

This certification accompanies the Quarterly Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.